UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 30, 2007

SOUTHERN MISSOURI BANCORP, INC. (Exact name of Registrant as specified in its Charter)
Missouri (State or other jurisdiction of incorporation)	000-23406 (Commission File No.)	43-1665523 (IRS Employer Identification Number)

531 Vine Street, Poplar Bluff, Missouri (Address of principal executive offices)		63901 (Zip Code)

Registrant's telephone number, including area code: (573) 778-1800

N/A (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 1 4d-2(b) under the Exchange Act (17 CFR 240.1 4d-2(b))
Pre-commencement communications pursuant to Rule 1 3e-4(c) under the Exchange Act (17 CFR 240.1 3e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

             On November 30, 2007, the Board of Directors of Southern Missouri Bancorp, Inc. (the "Company") approved an amendment to Article II of the Company's bylaws, for the purpose of establishing provisions for advance notice of stockholder proposals for business to be transacted at annual meetings and director nominations submitted by stockholders. The Board also approved amendments to Article VII of the Company's bylaws to allow for the issuance of uncertificated shares of the Company's capital stock, in order to comply with new rules adopted by NASDAQ that require listed companies to be eligible for a direct registration system ("DRS") by January 1, 2008. The DRS permits a stockholder's ownership to be recorded and maintained on the books of the issuer or its transfer agent without issuance of a physical stock certificate. In addition, the Board approved other amendments to Articles II and III of the Company's bylaws that are mainly intended to conform the amended provisions with current Missouri law.

             A copy of the Company's bylaws, as amended on November 30, 2007, is included as Exhibit 3.1 to this report.

Item 9.01 Financial Statements and Exhibits

             (d)             Exhibits

                               3.1             Amended and Restated Bylaws

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SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN MISSOURI BANCORP, INC.

Date: December 6, 2007	By: /s/ Greg A. Steffens Greg A. Steffens President

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EXHIBIT INDEX

Exhibit Number	Description
3.1	Amended and Restated Bylaws

4
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